United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022 (January 26, 2022)

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

442 5th Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 925-1572

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ATEK.U	New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	ATEK	New York Stock Exchange
Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share	ATEK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 26, 2022, Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”) announced that, commencing on January 28, 2022, the holders of units issued in its initial public offering (including the additional units issued in connection with the partial exercise by the underwriters' of their over-allotment option) (the “Units”), each unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant of the Company (the “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share, may elect to separately trade the Common Stock and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units, and only whole Warrants will trade. The Common Stock and the Warrants are expected to trade on the New York Stock Exchange under the symbol “ATEK” and “ATEK WS,” respectively. The Units not separated will continue to trade on the New York Stock Exchange under the symbol “ATEK.U.” Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of the Common Stock and the Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022	ATHENA TECHNOLOGY ACQUISITION CORP. II

	By:	/s/ Isabelle Freidheim
Name: Isabelle Freidheim
Title: Chief Executive Officer

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